EXHIBIT NO. 23.2

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                           HJ & ASSOCIATES, L.L.C.
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                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS




                       CONSENT OF INDEPENDENT AUDITORS'
                       --------------------------------

Board of Directors
Quazon Corp.
Salt Lake City, Utah

We hereby consent to the use in this Registration Statement of Quazon Corp. on Form S-8 of our report dated January 11, 2000 of Quazon Corp. for the years ended December 31, 2000 and 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ HJ & Associates, LLC

HJ & Associates, L.L.C.
Salt Lake City, Utah
February 1, 2001










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